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                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                      EXHIBIT 11



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
                                                         Three Months Ended              Six Months Ended
                                                            December 31,                    December 31,
                                                     ---------------------------     -------------------------
                                                         1997           1996            1997           1996
                                                     ------------    -----------    -----------    -----------
BASIC EPS

Net income                                           $    107,600    $   434,400    $   205,900    $   951,600
                                                     ------------    -----------    -----------    -----------
                                                     ------------    -----------    -----------    -----------

Weighted average number of
    common shares outstanding                          14,006,516     14,167,808     14,006,516     14,166,177
                                                     ------------    -----------    -----------    -----------
                                                     ------------    -----------    -----------    -----------

Basic earnings per common share                           $   .01        $   .03        $   .02        $   .07
                                                          -------        -------        -------        -------
                                                          -------        -------        -------        -------

DILUTED EPS

Net income                                           $    107,600    $   434,400    $  205,900     $   951,600
                                                     ------------    -----------    -----------    -----------
                                                     ------------    -----------    -----------    -----------

Weighted average number of
    common shares outstanding                          14,006,516     14,167,808     14,006,516     14,166,177

Add -common equivalent shares:
   Shares issuable upon exercise of options to
       purchase common stock                                    -              -              -            691
                                                     ------------    -----------    -----------    -----------

   Weighted average number of common shares
   used in computation of diluted earnings per
   common share                                        14,006,516     14,167,808     14,006,516     14,166,868
                                                     ------------    -----------    -----------    -----------
                                                     ------------    -----------    -----------    -----------

Diluted earnings per common share                         $   .01        $   .03        $   .02        $   .07
                                                          -------        -------        -------        -------
                                                          -------        -------        -------        -------
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